                                                                      EXHIBIT 99

                            THE LORAIN NATIONAL BANK
                                   401(k) PLAN

                                FINANCIAL REPORT

                               DECEMBER 31, 2005

THE LORAIN NATIONAL BANK 401(k) PLAN

                                                                         CONTENTS
REPORT LETTERS                                                               1-2

STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS                           3

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS                4

NOTES TO FINANCIAL STATEMENTS                                                5-9

SCHEDULE OF ASSETS HELD AT END OF YEAR                                    Schedule 1

SCHEDULE OF REPORTABLE TRANSACTIONS                                       Schedule 2

             Report of Independent Registered Public Accounting Firm

To the Plan Administrator
The Lorain National Bank 401(k) Plan

We have audited the accompanying statement of net assets available for plan benefits of The Lorain National Bank 401(k) Plan (the "Plan") as of December 31, 2005 and related statement of changes in net assets available for plan benefits for the year then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets available for plan benefits of the Plan as of December 31, 2005 and the changes in assets available for plan benefits for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Our audit was performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of assets held at end of year as of December 31, 2005 and schedule of reportable transactions for the year ended December 31, 2005 are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. The supplemental schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                                                        /s/ Plante & Moran, PLLC

July 10, 2006

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Plan Administrator
The Lorain National Bank
Sponsor of the Lorain National Bank
   401(k) Plan:

We have audited the accompanying statement of assets available for plan benefits of The Lorain National Bank 401(k) Plan (Plan) as of December 31, 2004, and the related statement of changes in assets available for plan benefits for the year then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above presents fairly, in all material respects, the assets available for plan benefits of the Plan as of December 31, 2004, and the changes in those assets for the year then ended in conformity with U.S. generally accepted accounting principles.


/s/ KPMG LLP

Cleveland, Ohio
June 24, 2005

THE LORAIN NATIONAL BANK 401(k) PLAN

              STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                               DECEMBER 31, 2005

                                                                 December 31
                                                          ----------------------------
                                                              2005            2004
                                                          -------------   ------------
ASSETS
   Cash                                                   $       3,746   $     34,826
   Investments - At fair value (Notes 3 and 6):
     Non-participant directed
        Common stock - LNB Bancorp, Inc.                      2,614,312      3,309,126

     Participant directed
        Short-term cash investments                             125,575        374,553
        Mutual funds                                          2,067,278      1,513,387
        Participant loans                                        57,295         16,242
                                                          -------------   ------------
   Total Investments                                          4,864,460      5,213,308

   Dividends and interest receivable                                  -         26,263
   Contribution receivable                                      251,899              -
                                                          -------------   ------------

NET ASSETS AVAILABLE FOR PLAN BENEFITS                    $   5,120,105   $  5,274,397
                                                          =============   ============

See Notes to Financial Statements.

THE LORAIN NATIONAL BANK 401(k) PLAN

         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                          YEAR ENDED DECEMBER 31, 2005

                                                                Year Ended December 31
                                                              --------------------------
                                                                 2005           2004
                                                              -----------    -----------
ADDITIONS
   Investment income:
     Dividends                                                $    92,628    $   134,612
     Interest                                                           -          6,906
     Net appreciation (depreciation) in fair value of
       investments (Note 3)                                      (324,455)        89,371
                                                              -----------    -----------

        Total investment income                                  (231,827)       230,889
                                                              -----------    -----------

   Contributions:
     Employer                                                     251,899        251,174
     Participants                                                 692,213        550,937
     Participant rollovers                                              -         39,891
                                                              -----------    -----------

        Total contributions                                       944,112        842,002
                                                              -----------    -----------

        Total additions                                           712,285      1,072,891

DEDUCTIONS - Distributions to participants                       (866,577)    (1,422,704)
                                                              -----------    -----------

NET DECREASE IN ASSETS AVAILABLE FOR BENEFITS                    (154,292)      (349,813)

NET ASSETS AVAILABLE FOR PLAN BENEFITS - January 1, 2005        5,274,397      5,624,210
                                                              -----------    -----------

NET ASSETS AVAILABLE FOR PLAN BENEFITS - December 31, 2005    $ 5,120,105    $ 5,274,397
                                                              ===========    ===========

See Notes to Financial Statements.

THE LORAIN NATIONAL BANK 401(k) PLAN

                                                   NOTES TO FINANCIAL STATEMENTS
                                                               DECEMBER 31, 2005

NOTE 1 - DESCRIPTION OF PLAN

      The following is a general description of The Lorain National Bank 401(k) Plan (the "Plan"). Participants should refer to the plan agreement for a more complete description of the Plan's provisions.

      GENERAL - The Plan is a defined contribution plan sponsored by The Lorain National Bank (the "Bank"), a wholly owned subsidiary of LNB Bancorp, Inc. (the "Bancorp" or the "Corporation"), covering substantially all employees of the Bank and related Bancorp affiliates for which the Bank acts as common paymaster. An employee is eligible to participate in the Plan after the attainment of age 19 and completion of 90 days of service, as defined in the Plan. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

      Under the terms of the Plan, the Investment and Trust Services Division of the Bank acts as trustee for the Plan and, as such, manages a trust fund, which includes all of the Plan's assets. The Plan stipulates that employer-matching contributions will be invested in LNB Bancorp, Inc. common stock.

      The board of directors of The Lorain National Bank, the Corporation's wholly owned subsidiary, authorized the Bank as employer and trustee to execute an Adoption Agreement for the 401(k) Plan and Trust (the "Plan"), effective January 1, 2001. The Plan amended and restated the Lorain National Bank Stock Purchase Plan. The Plan is established in accordance with the requirements under Section 401(a) and Section 401(k) of the Internal Revenue Code. The Plan was submitted to the Internal Revenue Service (IRS) for determination by the IRS that the Plan is qualified under Section 401(a) of the Internal Revenue Code and that its trust qualified under Section 501(a) of the Internal Revenue Code. LNB Bancorp, Inc. believes that the Plan complies with the requirements under Section 401(a) and Section 401(k) of the Internal Revenue Code. The Plan offers the investment choices of Money Market Mutual Funds, U.S. Treasury Index Funds, Equity Mutual Funds, International Mutual Funds, and LNB Bancorp, Inc. common stock.

      CONTRIBUTIONS - The Plan allows participants to make pretax contributions up to the maximum dollar limits set by the IRS, which is $14,000 for 2005, plus a $4,000 catch-up contribution for employees over the age of 50. Comparable amounts for the year ended December 31, 2004 were $13,000 and $3,000, respectively. Based on number of hours worked or paid, certain participants in the Plan are eligible to receive Company contributions. Each year the employer will make a matching contribution to the Plan equal to 50 percent of the employee's salary reduction election but limited to
      3.0 percent of the employee's annual compensation. The amount of Company contributions were $251,899 and 251,174 for 2005 and 2004, respectively. The Company makes its matching contributions to the Plan annually.

THE LORAIN NATIONAL BANK 401(k) PLAN

                                                   NOTES TO FINANCIAL STATEMENTS
                                                               DECEMBER 31, 2005

NOTE 1 - DESCRIPTION OF PLAN (CONTINUED)

      Employee contributions are invested according to participant investment elections for pretax contributions. If an employee has not made investment elections, the employee contributions will be invested in the Federated Money Market Fund. Employer contributions are not participant-directed and are invested in LNB Bancorp, Inc. common stock.

      To receive a Company contribution, a participant must participate in the plan. A participant's account also receives the Company contribution for the year in which they retire, become disabled, or die.

      PARTICIPANT ACCOUNTS - Each participant's account is credited with the participant's contribution and the Company's contribution, and an allocation of plan earnings. The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested account.

      FORFEITURES - At December 31, 2005 and 2004, there were no outstanding forfeited nonvested accounts. Forfeitures are used to reduce future employer contributions.

      VESTING - Participants are immediately vested in their voluntary contribution plus any earnings accrued thereon. Participants are immediately vested in the employer's match for the current plan year.

      PAYMENT OF BENEFITS - Upon termination of service, the vested amount of the Company's contributions and earnings thereon is paid at the election of the participant in cash. Participants can elect to receive their voluntary contributions and earnings thereon in a single lump-sum cash payment or in substantially equal installments over a period of not more than the assumed life expectancy of the participant and the participant's beneficiary.

      WITHDRAWALS - Aside from normal retirement distributions, in-service withdrawals relative to the pre-2000 after-tax savings and company match may be withdrawn at any time. In accordance with plan provisions, pretax savings may also be withdrawn for reasons of extreme financial hardship as defined under federal law. An employee can make only one withdrawal in any twelve-month period, relative to the Stock Purchase Plan provision, of pre-2000 after tax dollars and Company match.

THE LORAIN NATIONAL BANK 401(k) PLAN

                                                   NOTES TO FINANCIAL STATEMENTS
                                                               DECEMBER 31, 2005

NOTE 1 - DESCRIPTION OF PLAN (CONTINUED)

      PARTICIPANT LOANS - Participants may borrow from their fund accounts a minimum of $1,000 up to a maximum equal to the lesser of $50,000 or 50 percent of their account balance, whichever is less. The loans are secured by the balance in the participant's account and are charged a rate of interest commensurate with local prevailing rates as determined by the plan administrator. Principal and interest is paid ratably through biweekly payroll deductions.

      PLAN EXPENSES - The administrative expenses of the Plan are paid by the Bank.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

      BASIS OF PRESENTATION - The financial statements of the Plan are prepared using the accrual basis of accounting.

      INVESTMENT VALUATION AND INCOME RECOGNITION - The Plan's investments, including the balances of participant loans, are stated at fair value. Quoted market prices are used to value investments. Purchases and sales of securities are recorded on a trade-date basis. Dividends are recorded on the ex-dividend date.

      USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires plan management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of additions and deductions during the reporting period. Actual results could differ from those estimates.

THE LORAIN NATIONAL BANK 401(k) PLAN

                                                   NOTES TO FINANCIAL STATEMENTS
                                                               DECEMBER 31, 2005

NOTE 3 - INVESTMENTS

      The following table presents the fair value of investments that represented five percent or more of the Plan's assets at December 31, 2005 and 2004.

                                                                  2005           2004
                                                                ---------      ---------
Common stock - LNB Bancorp, Inc. - 145,644 and 164,469          2,614,312      3,309,126
  common shares in 2005 and 2004, respectively**
Mutual funds:
  Vanguard S&P 500 Index Fund                                           -        280,250
  Dodge & Cox Stock Fund                                                -        473,980
  State Street Global Advisors Growth & Income Fund #110          751,155              -
  State Street Global Advisors S&P Mid-Cap Stock Fund #500        333,221              -

      During the year ended December 31, 2005, the Plan's investments (including investments bought, sold, and held during the year) appreciated (depreciated) in value as follows:

Common stock - LNB Bancorp, Inc.**         $   (548,507)   $   (55,511)
Mutual funds                                    224,052        144,882
                                           ------------    -----------

                                           $   (324,455)   $    89,371
                                           ============    ===========

** Non-participant directed

NOTE 4 - PLAN TERMINATION

      The Company has voluntarily agreed to make contributions to the Plan. Although the Company has not expressed any intent to terminate the plan agreement, it may do so at any time. In the event of such termination, each participant will receive 100 percent of the amounts contributed to the Plan and earnings thereon, and the vested amount of the Company's matching contribution.

NOTE 5 - FEDERAL INCOME TAXES

      The Internal Revenue Service issued its latest determination letter on January 27, 2003, which stated that the Plan and underlying trust, as designed, qualify under the applicable provisions of the Internal Revenue Code. In the opinion of the plan administrator, the Plan, and its underlying trust have operated within the terms of the Plan and remain qualified under the applicable provisions of the Internal Revenue Code.

THE LORAIN NATIONAL BANK 401(k) PLAN

                                                   NOTES TO FINANCIAL STATEMENTS
                                                               DECEMBER 31, 2005

NOTE 6 - PARTY-IN-INTEREST TRANSACTIONS

      The following is a summary of transactions in common stock of LNB Bancorp, Inc., 100 percent owner of the Bank, during the year ended December 31, 2005:

                                        Number
                                       of Shares         Fair Value
                                       ---------        ------------
Balance at December 31, 2003            194,252         $  3,943,317

Purchases                                28,316              578,424
Distributions                           (58,099)          (1,157,104)
Net depreciation                              -              (55,511)
                                        -------         ------------

Balance at December 31, 2004            164,469         $  3,309,126

Purchases                                19,813              491,492
Distributions                           (38,638)            (637,799)
Net depreciation                              -             (548,507)
                                        -------         ------------

Balance at December 31, 2005            145,644         $  2,614,312
                                        =======         ============

NOTE 7 - ASSETS AVAILABLE FOR DISTRIBUTION TO PARTICIPANTS

      The following is a summary of the assets available for distribution to participants as of December 31, 2005 and 2004:

                                                               2005            2004
                                                           ------------    ------------
Assets payable to terminated participants                  $    725,417    $    106,252
Assets available for continuing participants                  4,394,688       5,168,145
                                                           ------------    ------------

   Total                                                   $  5,120,105    $  5,274,397
                                                           ============    ============

THE LORAIN NATIONAL BANK 401(k) PLAN

                                          SCHEDULE OF ASSETS HELD AT END OF YEAR
                                                  FORM 5500, SCHEDULE H, ITEM 4i
                                                    EIN 34-0869480, PLAN NO. 003
                                                               DECEMBER 31, 2005

       (a)(b)                               (c)
 Identity of Issuer,        Description of Investment, Including                                        (e)
Borrower, Lessor, or        Maturity Date, Rate of Interest,                    (d)                   Current
   Similar Party             Collateral, Par, or Maturity Value                 Cost                   Value
--------------------        ------------------------------------          ----------------       -----------------
LNB Bancorp, Inc.*          Common stock - 145,644.157 shares             $      1,634,910       $       2,614,312

State Street Global         Short Term Investment Fund #200                          **                    125,575
 Advisors

Lorain National Bank        Participant loans                                        **                     57,295
 401(k) Plan

                            Mutual funds:
State Street Global             Growth Fund #120                                     **                    111,511
 Advisors

State Street Global             Growth & Income Fund #110                            **                    751,155
 Advisors

State Street Global             Income Plus Fund #100                                **                     62,197
 Advisors

State Street Global             International Stock Fund #600                        **                     33,772
 Advisors

State Street Global             Long Treasury Index Fund #300                        **                     41,989
 Advisors

State Street Global             Nasdaq 100 Stock Fund #520                           **                     63,817
 Advisors

State Street Global             Russell 2000 Stock Fund #510                         **                    173,136
 Advisors

State Street Global             S&P 500 Stock Fund #400                              **                    160,039
 Advisors

State Street Global             S&P Growth Stock Fund #420                           **                    104,779
 Advisors

State Street Global             S&P Mid-Cap Stock Fund #500                          **                    333,221
 Advisors

State Street Global             S&P Value Stock Fund #410                            **                     95,000
 Advisors

State Street Global             Stable Value Fund #210                               **                    136,662
Advisors                                                                                                ----------
                                Total Investments                                                       $4,864,460
                                                                                                        ----------

*  Party-in-interest
** Cost information not required

Schedule 1                               Page 1

THE LORAIN NATIONAL BANK 401(k) PLAN

                                             SCHEDULE OF REPORTABLE TRANSACTIONS
                                                  FORM 5500, SCHEDULE H, ITEM 4i
                                                        EIN 34-0869480, PLAN 003
                                                    YEAR ENDED DECEMBER 31, 2005

                                        (b)                                          (f)                    (h)
                               Description of Asset        (c)     (d)    (e)      Expense      (g)   Current Value of       (i)
            (a)            (Including Interest Rate and Purchase Selling Lease  Incurred with Cost of     Asset on      Realized Net
Identity of Party Involved  Maturity in Case of a Loan)  Price    Price  Rental  Transaction   Asset  Transaction Date   Gain (Loss)
-------------------------- ---------------------------- -------- ------- ------ ------------- ------- ----------------  ------------

There were no Category i, ii, iii, or iv transactions during the year.

Schedule 2                               Page 1